Exhibit 99.1

Mid-Wisconsin Financial Services, Inc. Reports Fourth Quarter and full year 2011 Financial Results

February 16, 2012

Medford, Wisconsin

Mid-Wisconsin Financial Services, Inc. (OTCBB:  MWFS.OB), the holding company (“Company”) of Mid-Wisconsin Bank (“Bank”) headquartered in Medford, WI reported a net loss available to common shareholders of $3,373,000, or $2.04 per common share, for the quarter ended December 31, 2011.  This compares to net income of $80,000, or $0.05 per common share, for the quarter ended December 31, 2010.  For the year ended December 31, 2011, the Company reported a net loss available to common shareholders of $4,601,000, or $2.78 per common share.  This compares to net income available to common shareholders of $102,000, or $0.06 per common share, for the year ended December 31, 2010.

Asset quality continues to negatively impact the Company’s financial results.  While the provision for loan losses was $900,000 in the fourth quarter of 2011 compared to $1,500,000 in the fourth quarter of 2010, the annual provision for loan loss remained relatively unchanged at $4,750,000 and $4,755,000 for the years ended December 31, 2011 and 2010, respectively.  Net charge-offs were $4,405,000 for the full year of 2011 compared to $3,241,000 in 2010.  Total nonperforming loans were $20,741,000 at December 31, 2011, an increase of $6,933,000 since year-end 2010.  Total nonperforming loans increased in 2011 mainly due to the addition of $6,276,000 in trouble debt restructured loans.  A loan is accounted for as a troubled debt restructuring when its original terms are restructured to increase the likelihood of long-term loan repayment and maximize its value to the Bank.  Restructured loans are classified as nonperforming loans, even if the borrower is paying according to the restructured terms.  Nonaccrual loans were $11,194,000 at December 31, 2011, a $346,000 decrease from year-end 2010.  At December 31, 2011, the allowance for loan losses was $9,816,000, or 2.98% of total loans, compared to $9,471,000, or 2.79% of total loans, at December 31, 2010.  Various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses and level of provision for loan losses.  Such agencies may require the Company to make additional provisions for loan losses and require that certain loan balances be charged-off or downgraded into criticized loan categories when their credit evaluations differ from those of management at the time of their examination.

In addition, foreclosure/OREO expense increased in the fourth quarter of 2011 to $425,000 compared to $101,000 in the fourth quarter of 2010.  Fourth quarter 2011 foreclosure/OREO expense included $310,000 of valuation adjustments against the carrying cost of various foreclosed properties based on appraisals obtained during the quarter compared to $84,000 in such valuation adjustments in the fourth quarter of 2010.  For the full year of 2011, the Company expensed $628,000 of valuation adjustments on various foreclosed properties compared to $159,000 in 2010.  In total, the provision for loan losses and foreclosure/OREO expense were an aggregate $5,607,000 in 2011 compared to $4,998,000 in 2010.

Another major contributor to current year results was $2,911,000 valuation allowance taken in the fourth quarter of 2011, that was recognized in income tax expense to offset deferred tax assets.  The valuation allowance was taken to account for the possibility that some portion of the deferred tax asset will not be realized in the future.   A deferred tax asset is the amount of tax deductions the Company has available to be utilized on future income tax returns.  Upon the generation of future taxable income during the periods in which the tax deductions become deductible all or a portion of the established valuation allowance could be reversed.  At December 31, 2011 the balance of the deferred tax asset was $1,179,000.

At December 31, 2011, the Company’s gross loan portfolio was $329,863,000, down $9,307,000, or 2.7%, from $339,170,000 at December 31, 2010.  Much of this decrease was the result of a lack of demand in our market areas for new loans and the regular pay downs of existing loans.  Total deposits of $381,620,000 at December 31, 2011 decreased $18,990,000 from December 31, 2010 due to $18,857,000 of brokered deposits and deposits acquired under a listing service that matured in 2011 and were not replaced.  On February 1, 2011, a suite of new consumer deposit products that pay rewards based on customers’ debit card activity was introduced and was a major contributor to the $10,344,000, or 17%, increase in noninterest-bearing demand deposits and $4,297,000, or 17%, increase in savings deposits experienced in 2011.

The net interest margin for the fourth quarter 2011 was 3.52%, an increase of 27 basis points from the third quarter of 2011, mainly due to the recovery of current year interest income on two nonaccrual loan relationships that were paid-off in-full during the fourth quarter.  The net interest margin for 2011 was 3.38%, compared to 3.46% in 2010.  The decrease in the net interest margin was primarily due to an elevated level of liquidity that was invested in lower-yielding assets, weak loan demand, high levels of nonaccrual loans, and the sale of a portion of the investment securities portfolio during the latter half of 2010.

Excluding the $556,000 gain on the sale of securities available-for-sale in the fourth quarter 2010, noninterest income for the quarter ended December 31, 2011 was $1,018,000 compared to $1,320,000 for the quarter ended December 31, 2010.  The decrease in quarterly noninterest income was led by the decrease in mortgage banking income, partially offset by an increase in wealth management fees.  During the fourth quarter of 2010, mortgage rates fell to low levels, prompting a wave of consumer refinancing activity greater than experienced in the fourth quarter 2011.   Service fees decreased $221,000 primarily due to a general decrease in the amount of NSF/overdraft fees resulting from regulatory changes under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Excluding a legal settlement of $500,000 and a $55,000 loss on the sale of securities available-for-sale in 2011 and the $1,054,000 gain on sale of securities available-for-sale recognized in 2010, noninterest income for the year ended December 31, 2011 totaled $3,842,000, down $654,000, or 15%, compared to 2010.   Noninterest income continued to decline from declining service fees due to regulatory changes and decreased mortgage banking income from the sales of residential real estate loans into the secondary market.  Mortgage banking income did increase in the third and fourth quarters of 2011 due to declines in interest rates; however, even with the uptick in refinancing, the activity was not as high as 2010 levels.

Noninterest expense for the fourth quarter 2011 increased $662,000 to $4,747,000, or 16%, compared to the fourth quarter of 2010, primarily due to $310,000 of valuation adjustments against the carrying cost of various foreclosed properties and increased legal and professional fees in 2011.  Noninterest expense during the full year of 2011 was $17,187,000, an increase of $1,382,000, or 9%, over 2010, due primarily to increased foreclosure/OREO expenses, collection expenses, FDIC costs, marketing and product expenses associated with a new suite of deposit products, loan servicing costs, and loss on sale of securities available-for-sale.

At December 31, 2011 the Bank’s Tier One Capital Leverage ratio was 8.7% and Total Risk-Based capital ratio was 14.2%, compared to 9.0% and 13.9%, respectively, at December 31, 2010.  The Company’s Tier One Capital Leverage ratio was 9.6% and Total Risk-Based capital ratio was 15.6%, compared to 10.0% and 15.5%, respectively, at December 31, 2010.  All ratios are above the regulatory guidelines stipulated in the Bank’s and Company’s agreements with their primary regulators.

On December 1, 2011, Mr. James F. Warsaw, President and Chief Executive Officer, resigned from Mid-Wisconsin Financial Services, Inc. and its board of directors.  Mr. Warsaw also resigned from all positions held with the Company’s related entities, including its wholly-owned bank subsidiary, Mid-Wisconsin Bank.

On December 2, 2011, the Board appointed Mr. Scot G. Thompson, to serve as the Principal Executive Officer of the Company, as well as President of the Bank.  Mr. Thompson was also appointed to the board of directors of the Bank.   Mr. Thompson first joined the Bank in February 2007 and since that time has served as the Bank’s Executive Vice President—Commercial & Retail Banking.  Prior to joining the Bank, Mr. Thompson accumulated approximately 20 years experience in the financial services industry in various roles with other institutions.

As referenced in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010, the Bank’s board of directors entered into a formal written agreement (the “Agreement”) on November 9, 2010 with the Federal Deposit Insurance Corporation (the “FDIC”) and the Wisconsin Department of Financial Institutions (the “WDFI”) to take certain actions and operate in compliance with the Agreement’s provisions during its term.  The Agreement was based on the results of an examination of the Bank that was performed as of December 31, 2009 during the second quarter of 2010 by the FDIC and WDFI.  As expected, the Company entered into a similar agreement with similar restrictions with its primary regulator, the Federal Reserve Bank of Minneapolis (the “Federal Reserve”), on May 10, 2011.  In consultation with the Federal Reserve on May 12, 2011, the Company exercised its rights to suspend dividends on the outstanding shares of preferred stock that is issued to the U.S. Department of the Treasury as a part of the Capital Purchase Program (the “TARP Preferred Stock”) and has elected to defer interest on the junior subordinated debentures (the “Debentures”) related to its trust preferred securities.  Consequently, the Company will not be able to pay dividends on its common stock until it has fully paid all accrued and unpaid divided on the Debentures and the TARP Preferred Stock which, as of December 31, 2011, were $146,000 and $477,000, respectively.

Special Note Concerning Forward-Looking Statements

Statements made in this press release which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including any statements regarding descriptions of management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Investors should note that many factors, some of which may be discussed in this press release, could affect the future financial results of the Company and could cause those results to differ materially from those expressed in forward-looking statements contained in this release. These factors, many of which are beyond the Company’s control, include the following:

•

operating, legal and regulatory risks, including the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulations promulgated thereunder;

•

economic, political and competitive forces affecting our banking and wealth management businesses;

•

changes in monetary policy and general economic conditions, which may impact our net interest income;

•

the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful; and

•

other factors discussed under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2010 and elsewhere therein and herein, and from time to time in our other filings with the Securities and Exchange Commission after the date of this release.

These factors should be considered in evaluating the forward-looking statements, and you should not place undue reliance on such statements. We specifically disclaim any obligation to update factors or to publicly announce the results of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments.

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income (Loss) (Unaudited)
(dollars in thousands)

	For the Three Months Ended				For the Year Ended
	December 31,		Quarter		December 31,		Year-to-Date
	2011	2010	$ Change	% Change	2011	2010	$ Change	% Change
Interest Income
Loans, including fees	$ 4,810	$ 5,250	($440)	(8%)	$ 18,910	$ 21,325	($2,415)	(11%)
Securities:
Taxable	583	615	(32)	(5%)	2,563	3,216	(653)	(20%)
Tax-exempt	100	89	11	12%	403	366	37	10%
Other	14	64	(50)	(78%)	163	155	8	5%
Total interest income	5,507	6,018	(511)	(8%)	22,039	25,062	(3,023)	(12%)
Interest Expense
Deposits	993	1,430	(437)	(31%)	4,566	6,402	(1,836)	(29%)
Short-term borrowings	35	27	8	30%	122	95	27	28%
Long-term borrowings	391	413	(22)	(5%)	1,614	1,670	(56)	(3%)
Subordinated debentures	48	134	(86)	(64%)	183	595	(412)	(69%)
Total interest expense	1,467	2,004	(537)	(27%)	6,485	8,762	(2,277)	(26%)
Net interest income	4,040	4,014	26	1%	15,554	16,300	(746)	(5%)
Provision for loan losses	900	1,500	(600)	(40%)	4,750	4,755	(5)	0%
Net interest income after provision for loan losses	3,140	2,514	626	25%	10,804	11,545	(741)	(6%)
Noninterest Income
Service fees	222	287	(65)	(23%)	953	1,174	(221)	(19%)
Wealth management	324	308	16	5%	1,287	1,324	(37)	(3%)
Mortgage banking	196	407	(211)	(52%)	523	955	(432)	(45%)
Gain (loss) on sale of investments	0	556	(556)	(100%)	(55)	1,054	(1,109)	(100%)
Other	276	318	(42)	(13%)	1,579	1,043	536	51%
Total noninterest income	1,018	1,876	(858)	(46%)	4,287	5,550	(1,263)	(22%)
Other-than-temporary impairment losses, net
Total other-than-temporary impairment losses	0	0	0	0%	0	(426)	426	100%
Amount in other comprehensive income, before taxes	0	0	0	0%	0	14	(14)	100%
Total impairment	0	0	0	0%	0	(412)	412	100%
Noninterest Expense
Salaries and employee benefits	2,201	2,163	38	2%	8,561	8,537	24	0%
Occupancy	427	451	(24)	(5%)	1,769	1,830	(61)	(3%)
Data processing	166	158	8	5%	667	651	16	2%
Foreclosure/OREO expense	425	101	324	NM	857	243	614	253%
Legal and professional fees	281	149	132	89%	891	677	214	32%
FDIC expense	255	339	(84)	(25%)	1,117	1,036	81	8%
Other	992	724	268	37%	3,325	2,831	494	17%
Total noninterest expense	4,747	4,085	662	16%	17,187	15,805	1,382	9%
Income (loss) before income taxes	(589)	305	(894)	NM	(2,096)	878	(2,974)	NM
Income tax (benefit) expense	2,622	65	2,557	NM	1,861	135	1,726	NM
Net income (loss)	($3,211)	$ 240	($3,451)	NM	($3,957)	$ 743	($4,700)	NM
Preferred stock dividends, discount and premium	(162)	(160)	(2)	1%	(644)	(641)	(3)	0%
Net income (loss) available to common equity	($3,373)	$ 80	($3,453)	NM	($4,601)	$ 102	($4,703)	NM
NM - Not Meaningful

Mid-Wisconsin Financial Services, Inc.
Financial Data (Unaudited)
	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
PER SHARE DATA	2011	2010	2011	2010
Earnings (loss) per common share:
Basic and diluted	($2.04)	$ 0.05	($2.78)	$ 0.06
Book value per common share	$ 17.65	$ 19.85	$ 17.65	$ 19.85
Weighted average common shares outstanding:
Basic and diluted	1,655,400	1,651,065	1,653,677	1,649,730
Stock Price Information:
High Bid	$ 5.00	$ 7.85	$ 10.00	$ 11.00
Low Bid	3.50	7.80	3.50	6.00
Bid price at quarter end	3.50	7.80	3.50	7.80
KEY RATIOS
Return on average common equity	(10.39%)	0.72%	(14.05%)	0.23%
Average equity to average assets	8.76%	8.68%	8.70%	8.70%
Net interest margin (FTE) (1)	3.52%	3.38%	3.38%	3.46%
Net charge-offs to average loans	0.11%	0.23%	1.30%	0.91%
(1) The yield on tax-exempt loans and investment securities is computed on a tax-equivalent basis using a Federal tax rate of 34% and excluding disallowed interest expense

Mid-Wisconsin Financial Services, Inc.
Selected Asset Quality Information (Unaudited)
(dollars in thousands)

Allowance for loan losses	December 31, 2011	December 31, 2010
Beginning balance	$ 9,471	$ 7,957
Provision for loan losses	4,750	4,755
Charge-offs	(4,988)	(4,034)
Recoveries	583	793
Ending balance	$ 9,816	$ 9,471

Credit Quality	December 31, 2011	December 31, 2010
Nonaccrual loans
Commercial	$ 7,329	$ 8,368
Agricultural	134	440
Real estate residential	3,726	2,730
Installment	5	2
Total nonaccrual loans	11,194	11,540
Impaired loans still accruing interest	1,985	993
Accruing loans past due 90 days or more	21	10
Restructured loans (accruing)	7,541	1,265
Total nonperforming loans	20,741	13,808
Other real estate owned	4,404	4,230
Other repossessed assets	60	0
Investment security (Trust Preferred)	0	136
Total nonperforming assets	$ 25,205	$ 18,174
Ratios
Nonperforming loans to total loans	6.29%	4.07%
Nonperforming assets to total loans plus OREO	7.54%	5.29%
Nonperforming assets to total assets	5.16%	3.57%
Allowance for loan losses to nonperforming loans	47%	69%
Allowance for loan losses to total loans at end of year	2.98%	2.79%

Mid-Wisconsin Financial Services, Inc.
Consolidated Balance Sheets (Unaudited)
(dollars in thousands)

	December 31, 2011	December 31, 2010	Dollar Change
Assets
Cash and due from banks	$ 18,278	$ 9,502	$ 8,776
Interest-bearing deposits in other financial institutions	10	8	2
Federal funds sold and securities purchased under agreements to sell	13,072	32,473	(19,401)
Investment securities available-for-sale, at fair value	110,376	101,310	9,066
Loans held for sale	2,163	7,444	(5,281)
Loans	329,863	339,170	(9,307)
Less: Allowance for loan losses	(9,816)	(9,471)	(345)
Loans, net	320,047	329,699	(9,652)
Accrued interest receivable	1,640	1,853	(213)
Premises and equipment, net	7,943	8,162	(219)
Other investments, at cost	2,616	2,616	0
Deferred tax asset	1,179	3,959	(2,780)
Other assets	10,852	12,056	(1,204)
Total assets	$ 488,176	$ 509,082	($20,906)
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$ 70,790	$ 60,446	$ 10,344
Interest-bearing deposits	310,830	340,164	(29,334)
Total deposits	381,620	400,610	(18,990)
Short-term borrowings	13,655	9,512	4,143
Long-term borrowings	40,061	42,561	(2,500)
Subordinated debentures	10,310	10,310	0
Accrued interest payable	878	992	(114)
Accrued expenses and other liabilities	2,139	2,127	12
Total liabilities	448,663	466,112	(17,449)
Total stockholders' equity	39,513	42,970	(3,457)
Total liabilities and stockholders' equity	$ 488,176	$ 509,082	($20,906)

Mid-Wisconsin Financial Services, Inc.
Interest Margin Analysis (Unaudited)
	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
EARNING ASSETS
Loans (1) (2)	5.70%	5.96%	5.61%	6.02%
Investment securities:
Taxable	2.42%	3.21%	2.74%	3.74%
Tax-exempt (2)	4.69%	5.18%	4.83%	5.43%
Federal funds sold	0.14%	0.14%	0.13%	0.15%
Securities purchased under agreements to sell	0.00%	1.67%	1.34%	1.70%
Other interest earning-assets	1.03%	1.05%	1.11%	1.49%
Total earning assets	4.78%	5.03%	4.76%	5.29%
INTEREST-BEARING LIABILITIES
Interest-bearing demand	0.44%	0.49%	0.46%	0.59%
Savings deposits	0.78%	0.86%	0.77%	1.00%
Time deposits	1.82%	2.36%	2.06%	2.56%
Short-term borrowings	0.99%	0.96%	1.00%	0.91%
Long-term borrowings	3.87%	3.84%	3.91%	3.92%
Subordinated debentures	1.85%	5.16%	1.77%	5.77%
Total interest-bearing liabilities	1.55%	1.97%	1.68%	2.16%
Net interest rate spread (1) (2)	3.23%	3.06%	3.08%	3.13%
Net interest rate margin (1) (2)	3.52%	3.38%	3.38%	3.46%
AVERAGE BALANCE SHEET (in thousands)
Loans	$ 336,074	$ 350,559	$ 338,607	$ 355,575
Interest bearing deposits	310,072	339,007	322,412	342,664
Assets	487,637	507,098	493,686	505,597
Stockholders' equity	42,726	44,037	42,973	43,976
(1) Non-accrual loans are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and investment securities is computed on a tax-equivalent basis using a federal tax rate of 34% and adjusted for the disallowance of interest expense

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income - Quarterly Trend (Unaudited)
(dollars in thousands, except per share data)

	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Interest income
Loans, including fees	$ 4,810	$ 4,598	$ 4,676	$ 4,826	$ 5,250
Securities
Taxable	583	651	691	638	615
Tax-exempt	100	102	100	101	89
Other	14	17	52	80	64
Total interest income	5,507	5,368	5,519	5,645	6,018
Interest expense
Deposits	993	1,104	1,183	1,286	1,430
Short-term borrowings	35	35	27	25	27
Long-term borrowings	391	410	408	405	413
Subordinated debentures	48	45	45	45	134
Total interest expense	1,467	1,594	1,663	1,761	2,004
Net interest income	4,040	3,774	3,856	3,884	4,014
Provision for loan losses	900	900	1,900	1,050	1,500
Net interest income after provision for loan losses	3,140	2,874	1,956	2,834	2,514
Noninterest income
Service fees	222	226	252	253	287
Wealth management	324	317	336	310	308
Mortgage banking	196	94	84	149	407
Gain (loss) on sale of investments	0	0	0	(55)	556
Other	276	278	260	765	318
Total noninterest income	1,018	915	932	1,422	1,876
Noninterest expense
Salaries and employee benefits	2,201	2,133	2,096	2,131	2,163
Occupancy	427	432	426	484	451
Data processing	166	167	161	173	158
Foreclosure/OREO expenses	425	261	129	42	101
Legal and professional fees	281	219	224	167	149
FDIC expense	255	263	285	314	339
Other	992	709	816	808	724
Total noninterest expense	4,747	4,184	4,137	4,119	4,085
Income (loss) before income taxes	(589)	(395)	(1,249)	137	305
Income tax (benefit) expense	2,622	(209)	(549)	(3)	65
Net income (loss)	($3,211)	($186)	($700)	$ 140	$ 240
Preferred stock dividends, discount and premium	(162)	(160)	(162)	(160)	(160)
Net income (loss) available to common equity	($3,373)	($346)	($862)	($20)	$ 80
Earnings (Loss) Per Common Share:
Basic and diluted	($2.04)	($0.21)	($0.52)	($0.01)	$ 0.05